Exhibit 10.1.1
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Sierra Strategic Design Inc.
8-700 South Crest Drive
Kelowna, B.C.

August 26, 2004

Zomex Distribution Inc.
5205 Buchanan Road
Peachland, B.C.

Attention:  Peter Buckley
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Dear Peter:

Re:  Sierra - Zomex Contract dated January 5, 2004, - See Schedule A
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The contract noted above expires on August 31, 2004. Further to discussions between our companies this month, we agree to the following:

     1. Monies have been advanced to date from Zomex to Sierra ($14,000) for preliminary architecture and design work against this contract;

     2. Business World has additional market research and software feature definition pending in the scope of its contract and amendments thereto before we can complete our architectural and design work;

     3. We mutually agree to amend the current contract from $35,000 to $14,000;

     4. This contract is then paid and discharged in full and the work performed by Sierra Strategic has been satisfactorily performed and discharged. Our signatures below constitute our mutual and complete release;

     5. We will then review outstanding architectural and design work at the completion of Business World's tasks (item 2 above) and re-visit the remaining work, costs and any required Letter of Engagement and/or contracts at that time.


/s/ Michael Mooney                                         Date:  Aug 26, 2004
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Michael Mooney, President, Sierra Strategic Design, Inc.


/s/ Peter Buckley
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Peter Buckley, President, Zomex Distribution, Inc.